ACCENTURE SCA Offer to Redeem for Cash	ACCENTURE INTERNATIONAL SARL Offer to Purchase for Cash
Up to 37,209,302 Class I Common Shares of Accenture SCA
At a Price not Greater than $21.50 nor Less than $19.00 per Share
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 13, 2005,
UNLESS THE OFFER IS EXTENDED.
     Accenture SCA, a Luxembourg partnership limited by shares, is offering to redeem in accordance with its Articles of Association, and Accenture International SARL, a Luxembourg private limited liability company and a subsidiary of Accenture SCA (“SARL”), is offering to purchase up to an aggregate of 37,209,302 Class I common shares, par value of €1.25 per share (the “Class I common shares”), of Accenture SCA at a price per share that is not greater than $21.50 nor less than $19.00. We will determine the exact price to be paid for each Class I common share using the “Modified Dutch Auction” procedure described below. The price so determined is referred to as the “tender offer price.”
     Under the “Modified Dutch Auction” procedure, we will determine a single tender offer price not greater than $21.50 nor less than $19.00 per share that, subject to the terms and conditions of the offer, Accenture SCA or SARL will pay for shares validly tendered and not withdrawn in the offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. We will select the tender offer price, which is the single lowest price specified by tendering shareholders that will enable Accenture SCA to redeem and SARL to purchase an aggregate of 37,209,302 Class I common shares, or such fewer number of shares as are validly tendered and not withdrawn at prices not greater than $21.50 nor less than $19.00 per share. Only Class I common shares validly tendered at prices at or below the tender offer price determined by us and not withdrawn will be subject to redemption or purchase pursuant to the offer. Upon the terms and subject to the conditions of the offer, including the proration provisions described in this document, Accenture SCA will redeem or SARL will purchase at the same tender offer price all Class I common shares that are validly tendered and not withdrawn at prices at or below the tender offer price.
     Our offer to redeem or purchase up to an aggregate of 37,209,302 of the 316,573,074 Class I common shares outstanding as of the date of this tender offer is subject to the terms and conditions set forth in this tender offer and in the accompanying shareholder instructions and master signature page. We refer to this tender offer (including Accenture SCA’s offer to redeem and SARL’s offer to purchase) and the accompanying shareholder instructions and master signature page, together with any amendments or supplements, as the “offer.” In this offer, we use the terms “we,” “us” and “our” to refer to Accenture SCA and its subsidiaries, including SARL.
     The offer is not conditioned upon any minimum number of shares being tendered. The offer is, however, subject to other conditions. See “The Offer — 5. Conditions of the Offer.”

     The Class I common shares are not listed on any stock exchange or quoted on any organized over-the-counter market. Subject to certain transfer restrictions contained in Accenture SCA’s Articles of Association, Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at any time at a redemption price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the redemption, unless otherwise agreed by the parties. Accenture Ltd Class A common shares are listed on the New York Stock Exchange under the symbol “ACN.” THE CLOSING SALE PRICE OF ACCENTURE LTD CLASS A COMMON SHARES AS REPORTED BY THE NEW YORK STOCK EXCHANGE ON MONDAY, SEPTEMBER 12, 2005 WAS $25.71 PER SHARE, WHICH IS GREATER THAN THE TENDER OFFER PRICE THAT WILL BE PAID IN THIS OFFER.

     You must make your own decision whether to tender shares and, if so, whether to tender your shares for redemption or purchase and how many shares to tender and the price at which you tender shares. Neither we nor our Financial Advisor, the Information Agent or the Tender Agent makes any recommendation as to whether you should participate in the offer, the manner in which you should do so or the price at which you tender shares.
     You should direct questions or requests for assistance or for additional copies of this tender offer or the accompanying shareholder instructions and master signature page to Innisfree M&A Incorporated, which is acting as the Information Agent for the offer. You should submit your properly completed master signature page to Colbent Corporation, which is acting as the Tender Agent for the offer. Please do not contact Accenture about the offer or send your master signature page to Accenture.
Our Financial Advisor is:
Morgan Stanley
September 14, 2005

TABLE OF CONTENTS

QUESTIONS AND ANSWERS FOR SHAREHOLDERS	1
NOTICES TO SHAREHOLDERS	8
SUMMARY OF TERMS OF THE OFFER	9
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	10
FORWARD-LOOKING INFORMATION	11
GENERAL	11
ACCENTURE	12
BACKGROUND AND PURPOSE OF THE OFFER	12
THE OFFER	13
1. Terms of the Offer	13
2. Procedures for Tendering Shares	14
3. Withdrawal Rights	16
4. Acceptance for Redemption or Purchase and Payment for Shares	16
5. Conditions of the Offer	17
6. Extension of the Offer; Termination; Amendments	18
7. Certain Effects of the Offer	19
8. Price Range of Shares	19
9. Source and Amount of Funds	20
10. Recent Transactions and Interests in Class I Common Shares	20
11. Articles of Association of Accenture SCA	22
12. Legal Matters; Regulatory Approvals	24
13. U.S. Federal Income Tax Considerations	25
14. Luxembourg Tax Considerations	26
15. Non-U.S. Tax Considerations	26
16. Our Financial Advisor, the Information Agent and the Tender Agent	31
17. Fees and Expenses	32
      We use the term “partner” in this tender offer to refer to people who were partners at the time of our incorporation.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS
      The following section answers some of the questions that you may have about this offer. However, it is only a summary. You should carefully read the remainder of this tender offer and the accompanying shareholder instructions and master signature page because the information in this summary is not complete and there is additional important information in the remainder of this tender offer and the accompanying shareholder instructions and master signature page. The terms of the offer and the manner in which it is being conducted are significantly different from the terms of previous tender offers that we have made for Class I common shares and the manner in which we conducted those offers. See “The Offer” on page 13.

Q1.	I thought Accenture’s Share Management Plan, including Accenture SCA’s quarterly tender offers, was over. Why are Accenture SCA and SARL making another tender offer?

A.	The terms of this offer differ from those previously conducted by Accenture SCA and SARL under our Share Management Plan.

This offer is open to all holders of Class I common shares. However, as the offer has been priced at a discount to the current market price, the offer may be more attractive to Accenture’s former partners who have significant numbers of Class I common shares that are otherwise restricted as to transfer until July 2009. The number of Class I common shares that first become available for transfer in July 2009 has increased due to early retirements and ordinary course resignations among those Accenture’s partners who received Class I common shares in connection with Accenture’s incorporation in 2001. The offer presents an opportunity for Accenture to redeem or purchase some of these Class I common shares now.

Accenture believes that the offer balances the interests of all of its shareholders and those who are former partners who previously agreed to these significant transfer restrictions by providing these former partners with a voluntary opportunity to dispose of some or all of their Class I common shares earlier than permitted at prices that represent an attractive return to Accenture on the use of its cash.

We also believe that the current offer is a prudent use of Accenture’s financial resources given its cash position and expected future cash flows, business profile and assets and the fact that the tender offer price will be determined by shareholders in a competitive manner that should, in our view, reflect the transfer restrictions that are currently applicable to certain Class I common shares.

Q2.	What will be the tender offer price for my shares?

A.	We will determine the exact price to be paid for each Class I common share after the tender offer expires using the “Modified Dutch Auction” procedure described in this offer. Under the “Modified Dutch Auction” procedure, we will determine a single tender offer price not greater than $21.50 nor less than $19.00 per share that, subject to the terms and conditions of the offer, Accenture SCA or SARL will pay for shares validly tendered and not withdrawn in the offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. We will select the tender offer price, which is the single lowest price specified by tendering shareholders that will enable Accenture SCA to redeem and SARL to purchase an aggregate of 37,209,302 Class I common shares, or such fewer number of shares as are validly tendered and not withdrawn at prices not greater than $21.50 nor less than $19.00 per share. Only Class I common shares validly tendered at a price at or below the tender offer price determined by us and not withdrawn will be subject to redemption or purchase pursuant to the offer. We will pay the same tender offer price in cash for all shares redeemed by Accenture SCA or purchased by SARL pursuant to this offer, including shares tendered at a price below the tender offer price, subject to the terms and conditions of the offer, including the proration provisions described in this document. The closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on Monday, September 12, 2005 was $25.71 per share, which is greater than the tender offer price that will be paid in this offer. See “The Offer — 1. Terms of the Offer” and “The Offer — 6. Extension of the Offer; Termination; Amendments.”

Q3.	The highest price in the price range for the offer is lower than the current market price of Accenture Ltd’s Class A common shares. Does this mean that you think the share price will be going down in the future?

A.	The price range does not reflect any expectation or belief on our part about the future market price of the Accenture Ltd Class A common shares. All prices in the price range for the offer are below the closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on Monday, September 12, 2005. In establishing the price range for this offer, we considered, among other things, the transfer restrictions that are otherwise applicable to certain Class I common shares.

Neither we nor our Financial Advisor, the Information Agent or the Tender Agent makes any recommendation as to whether you should participate in the offer or the price at which you should tender shares.

Q4.	Are there limits on the number of Class I common shares I can tender? What about the transfer restrictions that my Class I common shares are subject to?

A.	We have waived the share transfer restrictions contained in Accenture SCA’s Articles of Association so that all shares may be tendered in the offer. When deciding how many Class I common shares that you would like to tender, you should also consider how tendering shares could affect your future ability to dispose of Class I common shares that are subject to the transfer restrictions in Accenture SCA’s Articles of Association. In addition, you may also remain subject to share ownership requirements or other limitations under your employment arrangements with Accenture. See “Background and Purpose of the Offer” on page 12 and “The Offer — 11. Articles of Association of Accenture SCA” on page 22.

Q5.	How could tendering my Class I common shares in this offer affect my ability to dispose of my shares in the future?

A.	For purposes of determining how many shares are permitted to be transferred at any time under the transfer restrictions in Accenture SCA’s Articles of Association, dispositions of shares in this offer will have the effect of reducing the shares eligible for transfer in earlier periods first. See “The Offer — 11. Articles of Association of Accenture SCA — Covered Person Transfer Restrictions.”

Q6.	What are the equity ownership requirements or other limitations relating to my shares that I should consider when deciding how many shares to tender in the offer?

A.	Separate from any transfer restrictions in Accenture SCA’s Articles of Association that may be applicable to your Class I common shares, if you are still employed by Accenture, you are also subject to Accenture’s equity ownership guidelines and senior executive trading policy.

Q7.	How can I tender my shares in the offer?

A.	If you wish to tender any of your Class I common shares in the offer, you should properly complete, execute and deliver to the Tender Agent a master signature page. Your master signature page must be delivered in accordance with the accompanying shareholder instructions. These instructions permit you to complete, execute and deliver your master signature page electronically through the Tender Agent’s website or to complete and return a manually executed copy of the accompanying master signature page to the Tender Agent by express delivery, mail or hand delivery at the address set forth on the back cover of this document. Delivery of a master signature page by any other means, including transmission via facsimile, or to an address other than the address of the Tender Agent that is set forth on the back cover of this document will not constitute valid delivery.

The method by which you deliver your completed master signature page is at your option and risk. You should allow sufficient time to ensure that the Tender Agent receives your master signature page prior to the expiration of the offer. We recommend that you submit your master signature page electronically if you are able to do so. If you wish to submit a manually executed master signature page, we recommend that you use the enclosed, prepaid and preaddressed express delivery envelope from the United Parcel Service, or UPS. Please do not send your master signature page to Accenture, our Financial Advisor or the Information Agent. See “The Offer — 2. Procedures for Tendering Shares” on page 14.

Q8.	What is the master signature page?

A.	The master signature page forms a part of a notice or agreement that you must execute and deliver if you wish to tender your shares for redemption or purchase. If any of your shares are validly tendered for redemption at or below the tender offer price, and not withdrawn, by executing and delivering the master signature page you will be executing and delivering a notice of redemption to Accenture SCA and binding yourself by the terms and conditions thereof. If any of your shares are validly tendered for purchase at or below the tender offer price, and not withdrawn, by executing and delivering the master signature page you will be executing and delivering a share purchase agreement with SARL and binding yourself by the terms and conditions thereof. The notice of election for redemption and the share purchase agreement are included in this tender offer as Annex A and Annex B, respectively. Please note that you must properly complete your master signature page, including specifying whether you are tendering your shares for redemption or purchase and providing all other information that is required, in order for your shares to be validly tendered.

Q9.	Do I have to tender shares in the offer?

A.	No. You should make your own decision whether to tender shares and, if so, whether to tender your shares for redemption or purchase and how many shares to tender. Neither we nor our Financial Advisor, the Information Agent or the Tender Agent makes any recommendation as to whether you should participate in the offer or the manner in which you should do so.

Q10.	How do I set my tender price?

A.	The master signature page permits you to select one of two methods for setting the price at which you wish to tender your Class I common shares:

• Under the first method, you may elect to tender your shares at the tender offer price determined by us using the “Modified Dutch Auction” procedure described in this document. If you choose to tender your shares using this method, you will be deemed to have specified the lowest price in the range set forth in the offer, which is $19.00 per share. This could result in you receiving a price per share that is as low as $19.00, the lowest price included in the price range for the offer, or as high as $21.50, the highest price included in price range for the offer.

• Under the second method, you may elect to tender your shares at one or more prices selected by you (in increments of $0.25) that are within the price range for the offer. If you choose to tender your shares using this method, you may not tender the same shares at more than one price. You may, however, specify one price for a specified portion of your shares and one or more different prices for one or more other specified portions of your shares. If you choose this method, upon the terms and subject to the conditions of the offer, including the proration provisions described in this document, we will redeem or purchase at the tender offer price determined by us those shares (and only those shares) that are tendered by you at or below the tender offer price and not withdrawn from the offer. Depending on the price or prices that you select and the tender offer price determined by us, this could result in none of your shares being redeemed or purchased in the offer.

Irrespective of the method that you select for setting your tender price, if any of your shares are redeemed or purchased in accordance with the terms and conditions of the offer, you and all other holders whose shares are similarly redeemed or purchased in accordance with the terms and conditions of the offer will receive the same tender offer price for any shares so redeemed or purchased, even if you specified a price that was lower than the tender offer price ultimately determined by us.

Q11.	Do Accenture SCA and SARL plan on making more tender offers of this type in the future?

A.	At this time, we have no intention of conducting additional tender offers using the “Modified Dutch Auction” procedure.

Q12.	What happens if I choose not to tender Class I common shares in the offer? When will I be able to redeem or sell my shares again?

A.	Accenture SCA’s Articles of Association will continue to prohibit holders from redeeming their Class I common shares outside of the offer during the pendency of the offer and the ten business day period thereafter.

Beginning in late October, all Class I common shares not subject to transfer restrictions under Accenture SCA’s Articles of Association may be redeemed by you on a daily basis at a price generally equal to their then current market value as determined in accordance with Accenture SCA’s Articles of Association. If you exceed your quarterly transfer limit under Accenture’s senior executive trading policy and/or dispose of Class I common shares that are not subject to transfer restrictions in this offer, you will reduce your ability to redeem shares this fall.

Q13.	Will I be charged any fees or commissions if I tender my shares in the offer?

A.	You will not incur any brokerage fees or commissions on the tender offer price if you are a registered shareholder. We will pay each of our Financial Advisor, the Information Agent and the Tender Agent reasonable and customary compensation, plus reimbursement for reasonable and customary out-of-pocket expenses, for services performed by it in connection with the offer. We will pay the costs of any wire transfer fees that are charged by Eastern Bank, who is acting as the Paying Agent for the offer, in connection with the payment of the redemption or purchase price for all shares that are redeemed or purchased by us in accordance with the terms and conditions of the offer. You will not be responsible for any of these fees or expenses. See “The Offer — 16. Our Financial Advisor, the Information Agent and the Tender Agent” on page 31 and “The Offer — 17. Fees and Expenses” on page 32.

Q14.	Once I have tendered shares in the offer, can I withdraw my tendered shares?

A.	Yes. You may withdraw your tendered shares at any time prior to 12:00 midnight, New York City time, on Thursday, October 13, 2005, unless we extend the offer, in which case you can withdraw your Class I common shares until the expiration date of the offer as extended. For a withdrawal to be effective, the Tender Agent must receive a new, properly completed master signature page including revised information before the expiration of the offer. The new master signature page may be submitted either electronically through the Tender Agent’s website or manually in accordance with the accompanying shareholder instructions. If you deliver a new, properly completed master signature page in which you tender zero shares (either by entering the number “0” in the space provided or leaving the number of shares tendered blank), all of your shares will be withdrawn from the offer. See “The Offer — 3. Withdrawal Rights” on page 16.

Q15.	How can I modify a master signature page or withdraw all of my shares on the tender agent’s website?

A.	After logging onto the Tender Agent’s website with your “Participant PIN Number” and password, please click on the left hand navigation on the words “Modify Your Tender”. By doing this, you will access your previously submitted master signature page. You may edit any of the information previously provided and, if you would like to withdraw all of your shares from the offer, change your tendered share amount to zero.

Q16.	What happens to my master signature page if I withdraw all of my tendered shares or if my shares are not accepted for payment because I tendered my shares at a price that is above the tender offer price?

A.	If you validly withdraw all of the shares that you have tendered or if your shares are not accepted for payment because you tendered your shares at a price that is above the tender offer price, your master signature page will be deemed not to have been delivered, you will not be a party to the notice of redemption to Accenture SCA or the share purchase agreement with SARL and none of your shares will be redeemed or purchased in the offer.

Q17.	Who is the Tender Agent? Why are you using a Tender Agent?

A.	Colbent Corporation is acting as the Tender Agent for the offer. As the Tender Agent, Colbent Corporation will be responsible for processing all of your tender offer paperwork. We are using Colbent Corporation’s expertise and experience to manage the tender offer process in order to process this “Modified Dutch Auction” tender offer as quickly and efficiently as possible. If you have any question about this offer, please contact our Information Agent using the contact information set forth on the back cover of this document. Accenture Equity Services is not involved in this offer. Please do not contact Accenture about this offer.

Q18.	Who is the Information Agent? Why are you using an Information Agent?

A.	Innisfree M&A Incorporated is acting as the Information Agent for the offer. Given the unusual nature of the “Modified Dutch Auction” procedure that is being used in this offer, we believe that it is important to have a primary contact to whom shareholders may present their questions. As the Information Agent, Innisfree M&A Incorporated will act as the primary point of contact for our shareholders, and will answer any questions that you have about the offer. If you have any question about this offer, please contact our Information Agent using the contact information set forth on the back cover of this document. Accenture Equity Services is not involved in this offer. Please do not contact Accenture about this offer.

Q19.	Who is the Paying Agent? Why are you not using Wachovia Bank?

A.	We are using Eastern Bank as the Paying Agent for this offer, because that is the bank that our Tender Agent typically uses for tender offers of this type. Instructions previously given to Wachovia in connection with any prior tender offer are not valid for this offer. If you tender shares in this offer, you must make sure to include in your master signature page new wiring instructions indicating where you would like any payment to be wired or indicate that you would like a check to be mailed to you.

Q20.	When will the tender offer expire?

A.	We have set the expiration date for 12:00 midnight, New York City time, on Thursday, October 13, 2005, but we may change the terms or extend the expiration date of the offer prior to its completion, subject to SEC rules and regulations. See “The Offer — 6. Extension of the Offer; Termination; Amendments” on page 18.

Q21.	When will I get paid for the shares I tender in the offer?

A.	We will pay you promptly after the expiration of the offer in U.S. dollars pursuant to the payment instructions that you provide in you master signature page. We will not make payments to tendering shareholders in any currency other than U.S. dollars. See “The Offer — 4. Acceptance for Redemption or Purchase and Payment for Shares” on page 16.

Q22.	What will be the tax consequences of redeeming or selling Class I common shares in the offer?

A.	Your tax consequences will differ based on your circumstances, including what countries’ laws are applicable to you. Your tax consequences may also depend on whether you choose to have Accenture SCA redeem your shares or to have SARL purchase your shares. For U.S. shareholders, both the redemption of Class I common shares by Accenture SCA in the offer and the sale of Class I common shares to SARL in the offer will be a taxable event. A U.S. shareholder who chooses either to have Accenture SCA redeem its Class I common shares in the offer or to sell Class I common shares to SARL in the offer should recognize gain or loss on the disposition of the Class I common shares to the extent the amount realized by the U.S. shareholder upon the redemption or sale exceeds, or is less than, the U.S. shareholder’s adjusted tax basis in its Class I common shares. Any gain or loss resulting from such a disposition should be taxed as capital gain or loss and should be taxed as long-term capital gain if such U.S. shareholder held the Class I common shares for more than one year. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The U.S. federal income tax consequences to U.S. shareholders who redeem or sell shares in the offer are described more fully under “The Offer — 13. U.S. Federal Income Tax Considerations” on page 25.

For Australian shareholders that hold their Class I common shares on capital account and choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares may be taxable in whole or in part as a deemed dividend distribution. Australian shareholders that choose to sell Class I common shares to SARL should generally be taxed in accordance with relevant capital gains tax regulations. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Australian tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer — 15. Non-U.S. Tax Considerations — Australian Tax Consequences” on page 26.

For Danish shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be taxed as a distribution equivalent to two-thirds of the proceeds received. Danish shareholders that choose to sell Class I common shares to SARL should generally be tax exempt, provided certain conditions are met. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Danish tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer — 15. Non-U.S. Tax Considerations — Danish Tax Consequences” on page 27.

For French shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be treated as a deemed dividend distribution. Accordingly, we anticipate that French shareholders participating in the offer who desire dividend treatment would likely choose to have their shares redeemed by SCA. French shareholders that choose to sell Class I common shares to SARL should generally be taxed in accordance with relevant capital gains tax regulations. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you, taking into consideration new 2005 legislation related to deemed dividend distribution taxation. The French tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer — 15. Non-U.S. Tax Considerations — French Tax Consequences” on page 28.

For Italian shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be treated as a deemed dividend distribution. Italian shareholders that choose to sell Class I common shares to SARL should generally be taxed in accordance with relevant capital gains tax regulations. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Italian tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer — 15. Non-U.S. Tax Considerations — Italian Tax Consequences” on page 28.

For Norwegian shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be taxed in accordance with relevant capital gains tax regulations. Norwegian shareholders that choose to sell Class I common shares to SARL should generally also be taxed in accordance with relevant capital gains tax regulations. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Norwegian tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer — 15. Non-U.S. Tax Considerations — Norwegian Tax Consequences” on page 29.

For Spanish shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be taxed in accordance with relevant capital gains tax regulations. Spanish shareholders that choose to sell Class I common shares to SARL should generally also be taxed in accordance with relevant capital gains tax regulations. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Spanish tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer — 15. Non-U.S. Tax Considerations — Spanish Tax Consequences” on page 30.

For Swedish shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally result in taxation as a capital gain, which should generally be taxed for the main part at earned income tax rates. Swedish shareholders that choose to sell Class I common shares to SARL should generally have their capital gain taxed at a slightly increased capital gains tax rate that is less than the earned income tax rates. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Swedish tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer — 15. Non-U.S. Tax Considerations — Swedish Tax Consequences” on page 30.

Tax matters in every country are complicated and may depend on your circumstances. You are strongly urged to consult with your tax advisor concerning the tax consequences to you of redeeming or selling your Class I common shares in the offer.

Neither we nor our Financial Advisor, the Information Agent or the Tender Agent makes any recommendation as to whether you should participate in the offer, the price at which you should tender shares or whether you should choose to have Accenture SCA redeem your shares or to have SARL purchase your shares.

Q23.	Who should I contact if I have questions concerning the offer?

A.	You should direct questions or requests for assistance or for additional copies of this tender offer or the accompanying shareholder instructions and master signature page to Innisfree M&A Incorporated, which is acting as the Information Agent for the offer. The address and telephone number of the Information Agent appear on the back cover of this document. Please do not contact Accenture about the offer.

NOTICES TO SHAREHOLDERS
France
      This document is not being distributed in the context of a public offering in France within the meaning of Article L.411 -1 of the French Monetary and Financial Code and Articles 214-1 and subsequent of the General Regulation of the Autorité des marchés financiers (“AMF”), and has thus not been submitted to the AMF for approval and clearance procedure. This document is not to be further distributed or reproduced (in whole or in part) by the recipients and has been distributed on the undertaking that recipients would not distribute or reproduce it. The recipients may participate in the offer for their own account only and in accordance with the provisions of the French Monetary and Financial Code.
Australia
      No financial product advice is provided in this document and nothing in this document should be taken to constitute a recommendation or statement of opinion that is intended to influence a person or persons in making a decision to tender shares under the offer. This document does not take into account the objectives, financial situation or needs of any particular person. Before acting on the information contained in this document, or making a decision whether to tender shares, you should seek professional advice as to whether tendering shares is appropriate in light of your own circumstances.
Sweden
      The offer is directed towards a restricted group of persons whereby no prospectus is required under Swedish law. This document is not a prospectus and has not been prepared in accordance with the prospectus requirements provided for in the Swedish Financial Instruments Trading Act (Lag (1991: 980) om handel med finansiella instrument) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved or registered this document.

To the holders of Class I common shares of Accenture SCA:
SUMMARY OF TERMS OF THE OFFER
      Accenture SCA hereby offers to redeem in accordance with its Articles of Association and SARL hereby offers to purchase up to an aggregate of 37,209,302 Class I common shares of Accenture SCA at a price per share in cash that is not greater than $21.50 nor less than $19.00 per share. Class I common shareholders participating in the offer must choose to have their shares redeemed by Accenture SCA or purchased by SARL. We will determine the exact price to be paid for each Class I common share using the “Modified Dutch Auction” procedure described below. The price so determined is referred to as the “tender offer price.”
      Under the “Modified Dutch Auction” procedure, we will determine a single tender offer price not greater than $21.50 nor less than $19.00 per share that, subject to the terms and conditions of the offer, Accenture SCA or SARL will pay for shares validly tendered and not withdrawn in the offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. We will select the tender offer price, which is the single lowest price specified by tendering shareholders that will enable Accenture SCA to redeem and SARL to purchase an aggregate of 37,209,302 Class I common shares, or such fewer number of shares as are validly tendered and not withdrawn at prices not greater than $21.50 nor less than $19.00 per share. Only Class I common shares validly tendered at prices at or below the tender offer price determined by us and not withdrawn will be subject to redemption or purchase pursuant to the offer. Because of the proration provisions described in this document, all of the Class I common shares tendered at or below the tender offer price determined by us may not be redeemed or purchased if more than 37,209,302 Class I common shares are validly tendered and not withdrawn. Upon the terms and subject to the conditions of the offer, including the proration provisions described in this document, Accenture SCA will redeem or SARL will purchase at the same tender offer price all Class I common shares that are validly tendered and not withdrawn at prices at or below the tender offer price.
      The Class I common shares are not listed on any stock exchange or quoted on any organized over-the-counter market. Certain Class I common shares are also subject to transfer restrictions contained in Accenture SCA’s Articles of Association and holders of Class I common shares may also be subject to share ownership requirements or other limitations under their employment arrangements with Accenture. Subject to certain transfer restrictions contained in Accenture SCA’s Articles of Association, Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at any time at a redemption price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the redemption, unless otherwise agreed by the parties. Accenture Ltd Class A common shares are listed on the New York Stock Exchange under the symbol “ACN.” The closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on Monday, September 12, 2005 was $25.71 per share, which is greater than the tender offer price that will be paid in this offer. In establishing the price range for this offer, we considered, among other things, the transfer restrictions that are otherwise applicable to certain Class I common shares.
      The offer is subject to the terms and conditions set forth in this tender offer and the accompanying shareholder instructions and master signature page, which are attached as an exhibit to the Schedule TO of which this tender offer forms a part. We refer to this tender offer (including Accenture SCA’s offer to redeem and SARL’s offer to purchase) and the accompanying shareholder instructions and master signature page, together with any amendments or supplements, as the “offer.”
      We have waived the share transfer restrictions contained in Accenture SCA’s Articles of Association so that all shares may be tendered in the offer. When deciding how many Class I common shares that you would like to tender, you should also consider how tendering shares could affect your future ability to dispose of Class I common shares that are subject to the transfer restrictions in Accenture SCA’s Articles of Association. You may also remain subject to share ownership requirements or other limitations under your employment arrangements with Accenture. In addition, Accenture SCA’s Articles of Association will continue to prohibit holders from redeeming their Class I common shares outside the offer during the pendency of the offer and the ten business day period thereafter. See “Background and Purpose of the Offer” on page 12 and “The Offer — 11. Articles of Association of Accenture SCA” on page 22.

      The offer is not conditioned upon any minimum number of Class I common shares being tendered. It is, however, subject to other conditions. See “The Offer — 5. Conditions of the Offer” on page 17.
      You must make your own decision whether to tender shares and, if so, whether to tender your shares for redemption or purchase and how many shares to tender and the price at which you tender shares. Neither we nor our Financial Advisor, the Information Agent or the Tender Agent makes any recommendation as to whether you should participate in the offer, the manner in which you should do so or the price at which you tender shares.
      We recommend that you consider your own personal financial situation and the tax consequences to you when deciding whether or not, and if so, to what extent and in what manner, to participate in the offer, including, among other factors:

•	the extent to which you are otherwise prohibited from transferring or redeeming your Class I common shares due to the transfer restrictions that are contained in Accenture SCA’s Articles of Association;

•	any share ownership requirements or other limitations that are applicable to you under an employment arrangement with Accenture;

•	the concentration of your assets in Accenture securities, including Class I common shares, and whether you want to diversify your investment portfolio;

•	your level of indebtedness;

•	your liquidity needs; and

•	your expectation of our future performance and the future trading price of Accenture Ltd’s Class A common shares, considering all potential business and market factors, including those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended August 31, 2004, which we have filed with the SEC.
      We recommend that you discuss this decision with your personal financial and tax advisors. You and your tax advisor should determine whether your tax liability for any disposal of your shares in the offer could be materially different depending upon whether the disposition of your Class I common shares is effected as a redemption by Accenture SCA or as a sale to SARL. See “The Offer — 1. Terms of the Offer.”
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
      Accenture SCA is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, under the Exchange Act, files annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by Accenture SCA at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC in the United States at 1-800-SEC-0330 for further information about the public reference room. Accenture SCA’s filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.
      You may also request a copy of those materials, free of cost, by writing or telephoning us at the following address:
Investor Relations
Accenture
1345 Avenue of the Americas
18th Floor
New York, New York 10105
Telephone:
+1 (877) ACN-5659 in the United States and Puerto Rico
+1 (703) 797-1711 outside the United States and Puerto Rico

      This tender offer is part of a Tender Offer Statement on Schedule TO, which we filed with the SEC pursuant to Section 13(e) of the Exchange Act and the rules and regulations thereunder.
FORWARD-LOOKING INFORMATION
      We make forward-looking statements in this tender offer and in the documents we have filed with the SEC that you may access.
      Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. The reasons for this include changes in general economic and political conditions, including fluctuations in exchange rates, and the factors discussed in Accenture SCA’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 under the heading “Risk Factors.”
      Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this tender offer or that may be made elsewhere from time to time by, or on behalf of, us.
GENERAL
      If you wish to tender any of your Class I common shares, you should complete, execute and deliver to the Tender Agent the accompanying master signature page in accordance with the accompanying shareholder instructions. These instructions permit you to complete, execute and deliver your master signature page electronically through the Tender Agent’s website or to complete and return a manually executed copy of the accompanying master signature page to the Tender Agent. The Tender Agent must receive your properly completed and executed master signature page prior to the expiration of the offer in order for you to effect a valid tender of your Class I common shares. Please do not send your master signature page to Accenture, our Financial Advisor or the Information Agent.
      You should direct questions or requests for assistance or for additional copies of this tender offer or the accompanying shareholder instructions and master signature page to the Information Agent. The address and telephone number for the Information Agent appear on the back cover of this document. Please do not contact Accenture about the offer.
      Neither we nor our Financial Advisor, the Information Agent or the Tender Agent have authorized any person to give any information or to make any recommendation or representation in connection with the offer other than those contained in this tender offer or in the accompanying shareholder instructions and master signature page. If given or made, you must not rely on any such recommendation or any such information or representation as having been authorized by us, our Financial Advisor, the Information Agent or the Tender Agent.
      The offer is not being made to, nor will we accept any tender of Class I common shares from or on behalf of, shareholders in any jurisdiction in which the making of the offer or the acceptance of any tender of Class I common shares would not comply with the laws of such jurisdiction. In our discretion, however, we may take such action as we deem necessary for us to make the offer in any such jurisdiction and extend the offer to shareholders in such jurisdiction.

ACCENTURE
      Accenture is a global management consulting, technology services and outsourcing company. With more than 115,000 people in 48 countries, Accenture generated revenues before reimbursements of US$13.67 billion for the fiscal year ended August 31, 2004.
      Accenture SCA was organized in 2000 under the laws of Luxembourg and maintains a registered office in 46A Avenue J. F. Kennedy, L-1855, Luxembourg. Accenture SCA’s telephone number in Luxembourg is (352) 26-42-35-00. SARL was organized in 2000 under the laws of Luxembourg and maintains a registered office at 46A Avenue J. F. Kennedy, L-1855 Luxembourg. SARL’s telephone number in Luxembourg is (352) 26-42-36-00.
      Accenture SCA is a subsidiary of Accenture Ltd. Accenture Ltd is a Bermuda holding company with no material assets other than Class II and Class III common shares in Accenture SCA. Accenture Ltd’s only business is to hold these shares and to act as the sole general partner of Accenture SCA. Accenture Ltd owns a majority voting interest in Accenture SCA. As the general partner of Accenture SCA and as a result of Accenture Ltd’s majority voting interest in Accenture SCA, Accenture Ltd controls Accenture SCA’s management and operations and consolidates Accenture SCA’s results in its financial statements. Accenture operates its business through subsidiaries of Accenture SCA. Accenture SCA reimburses Accenture Ltd for its expenses incurred in its capacity as the general partner of Accenture SCA but does not pay Accenture Ltd any fees.
      Prior to our transition to a corporate structure in fiscal 2001, we operated as a series of related partnerships and corporations under the control of our partners. In connection with our transition to a corporate structure, our partners generally exchanged all of their interests in these partnerships and corporations for Accenture Ltd Class A common shares or, in the case of partners in certain countries, Accenture SCA Class I common shares or exchangeable shares issued by Accenture Canada Holdings Inc., a subsidiary of Accenture SCA. Generally, partners who received Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares also received a corresponding number of Accenture Ltd Class X common shares, which entitle their holders to vote at Accenture Ltd shareholders’ meetings but do not carry any economic rights.
      Subject to transfer restrictions, Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at any time at a redemption price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the redemption, unless otherwise agreed by the parties. Accenture SCA may, at its option, pay this redemption price with cash or by delivering Accenture Ltd Class A common shares on a one-for-one basis. This one-for-one redemption price and exchange ratio will be adjusted if Accenture Ltd holds more than a de minimis amount of assets (other than its interest in Accenture SCA and assets it holds only transiently prior to contributing them to Accenture SCA) or incurs more than a de minimis amount of liabilities (other than liabilities for which Accenture SCA has a corresponding liability to Accenture Ltd). We have been advised by our legal advisors in Luxembourg that there is no relevant legal precedent in Luxembourg quantifying or defining the term “de minimis.” In the event that a question arises in this regard, we expect that management will interpret “de minimis” in light of the facts and circumstances existing at the time in question. At this time, Accenture Ltd does not intend to hold any material assets other than its interest in Accenture SCA or to incur any material liabilities such that this one-for-one redemption price and exchange ratio would require adjustment and will disclose any change in its intentions that could affect this ratio. In order to maintain Accenture Ltd’s economic interest in Accenture SCA, Accenture Ltd generally will acquire additional Accenture SCA common shares each time additional Accenture Ltd Class A common shares are issued.
BACKGROUND AND PURPOSE OF THE OFFER
      Accenture believes that the offer balances the interests of all of its shareholders and those who are former partners who previously agreed to significant transfer restrictions by providing these former partners with a voluntary opportunity to dispose of some or all of their Class I common shares earlier than permitted at prices that represent an attractive return to Accenture.
      We also believe that the current offer is a prudent use of Accenture’s financial resources given its cash position and expected future cash flows, business profile and assets and the fact that the tender offer price will be determined by shareholders in a competitive manner that should, in our view, reflect the transfer restrictions that are currently applicable to certain Class I common shares.
      We have waived the share transfer restrictions contained in Accenture SCA’s Articles of Association so that all shares may be tendered in the offer. When deciding how many Class I common shares that you would like to tender, you should also consider how tendering shares could affect your future ability to dispose of Class I common shares that are subject to the transfer restrictions in Accenture SCA’s Articles of Association. You may also remain subject to share ownership requirements or other limitations under your employment arrangements with Accenture. In addition, Accenture SCA’s Articles of Association will continue to prohibit holders from redeeming their Class I common shares outside of the offer during the pendency of the offer and the ten business day period thereafter. See “Background and Purpose of the Offer” on page 12 and “The Offer — 11. Articles of Association of Accenture SCA” on page 22.
THE OFFER
      1. Terms of the Offer. Upon the terms and subject to the conditions of the offer, Accenture SCA will redeem in accordance with Article 7 of its Articles of Association or SARL will purchase up to an aggregate of 37,209,302 of Accenture SCA’s Class I common shares at a price per share in cash that is not greater than $21.50 nor less than $19.00 per share. The exact price to be paid for Class I common shares redeemed or purchased in the offer will be determined using the “Modified Dutch Auction” procedure described below. The price so determined is referred to as the “tender offer price.”
      Under the “Modified Dutch Auction” procedure, we will determine a single tender offer price not greater than $21.50 nor less than $19.00 per share that, subject to the terms and conditions of the offer, Accenture SCA or SARL will pay for shares validly tendered and not withdrawn in the offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. We will select the tender offer price, which is the single lowest price specified by tendering shareholders that will enable Accenture SCA to redeem and SARL to purchase an aggregate of 37,209,302 Class I common shares, or such fewer number of shares as are validly tendered and not withdrawn at prices not greater than $21.50 nor less than $19.00 per share. Only Class I common shares validly tendered at prices at or below the tender offer price determined by us and not withdrawn will be subject to redemption or purchase pursuant to the offer. Because of the proration provisions described in this document, all of the Class I common shares tendered at or below the tender offer price determined by us may not be redeemed or purchased if more than 37,209,302 Class I common shares are validly tendered and not withdrawn. Upon the terms and subject to the conditions of the offer, including the proration provisions described in this document, Accenture SCA will redeem or SARL will purchase at the same tender offer price all Class I common shares that are validly tendered and not withdrawn at prices at or below the tender offer price.
      If more than 37,209,302 Class I common shares are validly tendered at or below the tender offer price determined by us and not withdrawn on or prior to the expiration date, Accenture SCA will redeem and SARL will purchase Class I common shares tendered at or below the tender offer price on a pro rata basis, subject to the terms and conditions of the offer. If proration is required, we will determine the final proration factor promptly after the expiration date. Proration for each shareholder tendering Class I common shares will be based on the ratio of the number of shares validly tendered by each shareholder at or below the tender offer price and not withdrawn to the total number of shares validly tendered by all shareholders at or below the tender offer price and not withdrawn. This ratio will be applied to determine the number of Class I common shares that Accenture SCA will redeem or SARL will purchase, as applicable, from each shareholder validly tendering shares at or below the tender offer price.

      The term “expiration date” means 12:00 midnight, New York City time, on Thursday, October 13, 2005, unless we extend the offer. If we extend the offer, the term “expiration date” will mean the date and time to which we extend it. We describe our right to extend the offer, and to delay, terminate or amend the offer, in Section 6.
      Subject to applicable SEC regulations, we reserve the right to change the terms of the offer. If:

(1)	we increase the number of Class I common shares that we will accept in the offer by more than 2% of the outstanding Class I common shares, decrease the number of Class I common shares that we may accept in the offer or change the price range of the offer, and

(2)	the offer is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the offer until the expiration of that ten business day period. “Business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Other material amendments to the offer may require us to extend the offer for a minimum of five business days, and we will need to amend the Schedule TO of which this tender offer forms a part for any material changes in the facts set forth in the Schedule TO.
      If each of the conditions set forth in Section 5 is satisfied or waived prior to the expiration of the offer, Accenture SCA will redeem Class I common shares validly tendered for redemption at or below the tender offer price, and not withdrawn, and SARL will purchase Class I common shares validly tendered for purchase at or below the tender offer price, and not withdrawn, in an aggregate amount not to exceed 37,209,302 Class I common shares, upon the terms of the offer, including the proration provisions described in this document. If any of the conditions is not satisfied or waived prior to the expiration of the offer, we will not complete the offer. (Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or to redeem or purchase any Class I common shares that we have accepted for redemption or purchase and payment if it would be illegal for us to do so under applicable law.)
      2. Procedures for Tendering Shares.
      Proper Tender of Shares. In order for your Class I common shares to be validly tendered in the offer, the Tender Agent must receive, through its website or at its address set forth on the back of this document, your properly completed and executed master signature page at or before 12:00 midnight, New York City time, on Thursday, October 13, 2005.
      Your master signature page must be delivered in accordance with the accompanying shareholder instructions. These instructions permit you to complete, execute and deliver your master signature page electronically through the Tender Agent’s website or to complete and return a manually executed copy of the accompanying master signature page to the Tender Agent by express delivery, mail or hand delivery at the address set forth on the back cover of this document. Delivery of a master signature page by any other means, including transmission via facsimile, or to an address other than the address of the Tender Agent that is set forth on the back cover of this document will not constitute valid delivery.
      The method by which you deliver your completed master signature page is at your option and risk. You should allow sufficient time to ensure that the Tender Agent receives your master signature page prior to the expiration of the offer. We recommend that you submit your master signature page electronically if you are able to do so. If you wish to submit a manually executed master signature page, we recommend that you use the enclosed, prepaid and preaddressed express delivery envelope from the United Parcel Service, or UPS. Please do not send your master signature page to Accenture, our Financial Advisor or the Information Agent.
      The master signature page forms a part of a notice or agreement that you must execute and deliver if you wish to tender your shares for redemption or purchase. If any of your shares are validly tendered for redemption at or below the tender offer price, and not withdrawn, by executing and delivering the master signature page you will be executing and delivering the notice of redemption to Accenture SCA and binding yourself by the terms and conditions thereof. If any of your shares are validly tendered for purchase at or below the tender offer price, and not withdrawn, by executing and delivering the master signature page you will be executing and delivering the share purchase agreement with SARL and binding yourself by the terms and conditions thereof. The notice of election for redemption and the share purchase agreement are included in this tender offer as Annex A and Annex B, respectively.
      In accordance with the accompanying shareholder instructions, if you wish to tender shares pursuant to the offer, you must indicate in the master signature page whether you are tendering your Class I common shares for redemption by Accenture SCA or purchase by SARL, the price at which you are tendering shares and the number of shares being tendered at the indicated price. The master signature page permits you to select one of two methods for setting the price or prices at which you wish to tender your shares:

•	Under the first method, you may elect to tender your shares at the tender offer price determined by us using the “Modified Dutch Auction” procedure described in this document. If you choose to tender your shares using this method, you will be deemed to have specified the lowest price in the range set forth in the offer, which is $19.00 per share. This could result in you receiving a price per share that is as low as $19.00, the lowest price included in the price range for the offer, or as high as $21.50, the highest price included in price range for the offer.

•	Under the second method, you may elect to tender your shares at one or more prices selected by you (in increments of $0.25) that are within the price range for the offer. If you choose to tender your shares using this method, you may not tender the same shares at more than one price. You may, however, specify one price for a specified portion of your shares and one or more different prices for one or more other specified portions of your shares. If you choose this method, upon the terms and subject to the conditions of the offer, including the proration provisions described in this document, we will redeem or purchase at the tender offer price determined by us those shares (and only those shares) that are tendered by you at or below the tender offer price and not withdrawn from the offer. Depending on the price or prices that you select and the tender offer price determined by us, this could result in none of your shares being redeemed or purchased in the offer.
      Irrespective of the method that you select for setting your tender price, if any of your shares are redeemed or purchased in accordance with the terms and conditions of the offer, you and all other holders whose shares are similarly redeemed or purchased in accordance with the terms and conditions of the offer will receive the same tender offer price for any shares so redeemed or purchased, even if you specified a price that was lower than the tender offer price ultimately determined by us.
      We have temporarily waived the share transfer restrictions that are contained in Accenture SCA’s Articles of Association solely to permit all shareholders to have the opportunity to participate in the offer. Holders of Class I common shares may, however, remain subject to share ownership requirements or other limitations under their employment arrangements with Accenture. In addition, Accenture SCA’s Articles of Association will continue to prohibit holders from redeeming their Class I common shares outside of the offer during the pendency of the offer and the ten business day period thereafter. See “Background and Purpose of the Offer” on page 12 and “— 11. Articles of Association of Accenture SCA” on page 22.
      U.S. Federal Income Tax Backup Withholding. Any tendering shareholder who has not already provided us with an accurate and complete Form W-9 or substitute form (in the case of a U.S. shareholder) or Form W-8BEN (in the case of a non-U.S. shareholder) must fill out and return to us the appropriate form, which is available from Accenture’s Equity Services Group. Accenture’s Equity Services Group may be contacted by telephone at +1 (312) 693-3390 or by email at partner.equity.application@accenture.com. These forms have also been filed as exhibits to the Schedule TO of which this tender offer forms a part. Please note that by executing and delivering the master signature page you will be authorizing us to provide a copy of any Form W-9, Form-8BEN or substitute form that you have previously provided Accenture to the agents who may act for us in connection with the offer, including the Paying Agent. If you do not provide us with the appropriate form, or you do not already have an accurate and complete form on file with us, you will be subject to U.S. federal backup withholding of up to 28% of the gross proceeds paid to you pursuant to the offer. The U.S. federal income tax consequences of backup withholding are described more fully in this tender offer under “— 13. U.S. Federal Income Tax Considerations — Backup Withholding” on page 25.

      Determination of Validity, Rejection of Shares, Waiver of Defects, Notice of Defects. We will determine, in our sole discretion, all questions as to the number of Class I common shares to be accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for redemption or purchase of any tender of Class I common shares. Our determination will be final and binding on all parties. We reserve the right to reject any or all tenders of Class I common shares we determine not to be in proper form or the acceptance for redemption or purchase of or payment for which may be unlawful. We also reserve the right to waive any or all of the conditions of the offer, subject to applicable law and regulations, or any defect or irregularity in any tender of Class I common shares. Our interpretation of the terms of the offer, including the conditions thereto, will be final and binding. No tender of Class I common shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defect or irregularity in connection with tenders must be cured within such time as we may determine. None of Accenture SCA, SARL, our Financial Advisor, the Information Agent, the Tender Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.
      Tender Constitutes an Agreement. The tender of Class I common shares at or below the tender offer price will constitute a binding agreement between the tendering shareholder and us upon the terms, and subject to the conditions, of the offer. Your tender of Class I common shares at or below the tender offer price will constitute your acceptance of the terms and conditions of the offer, including the tender offer price.
      3. Withdrawal Rights. You may withdraw tendered Class I common shares at any time before 12:00 midnight, New York City time, on Thursday, October 13, 2005, unless we extend the offer, in which case you can withdraw your Class I common shares until the expiration of the offer as extended. You may also withdraw tendered Class I common shares if not yet accepted for payment, after the expiration of 40 business days from the commencement of the offer. For a withdrawal to be effective, the Tender Agent must receive a new, properly completed master signature page including revised information before the expiration of the offer. The new master signature page may be submitted either electronically through the Tender Agent’s website or manually in accordance with the accompanying shareholder instructions. Oral notices of withdrawal will not be accepted.
      If you deliver a new, properly completed master signature page in which you tender zero shares (either by entering the number “0” in the space provided or leaving the number of shares tendered blank), all of your shares will be withdrawn from the offer, your master signature page will be deemed not to have been delivered, you will not be a party to the notice of redemption to Accenture SCA or the share purchase agreement with SARL and none of your shares will be redeemed or purchased in the offer.
      You may re-tender withdrawn Class I common shares at or before 12:00 midnight, New York City time, on Thursday, October 13, 2005 by again following the procedures described in Section 2.
      If we extend the offer and our redemption or purchase of Class I common shares is accordingly delayed, then, subject to applicable law and the provisions of the Exchange Act that require that an issuer pay the consideration offered or return the tendered securities promptly after the termination of withdrawal of a tender offer, we may retain all tendered Class I common shares on our behalf, and the Class I common shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in this Section 3.
      4. Acceptance for Redemption or Purchase and Payment for Shares. Upon the terms and subject to the conditions of the offer, including the proration provisions described in this document, Accenture SCA will accept for redemption and payment (and thereby redeem) or SARL will accept for purchase and payment (and thereby purchase) at the same tender offer price all Class I common shares that are validly tendered at prices at or below the tender offer price and not withdrawn. If more than 37,209,302 Class I common shares are validly tendered at or below the tender offer price, and not withdrawn, Accenture SCA will redeem and SARL will purchase all Class I common shares validly tendered at or below the tender offer price, and not withdrawn, on a pro rata basis subject to the terms and conditions of the offer. If proration is required, we will determine the final proration factor promptly after the expiration date. Proration for each shareholder validly tendering Class I common shares will be based on the ratio of the number of shares validly tendered by each shareholder at or below the tender offer price and not withdrawn to the total number of shares validly tendered by all shareholders at or below the tender offer price and not withdrawn. This ratio will be applied to determine the number of Class I common shares that Accenture SCA will redeem or SARL will purchase, as applicable, from each shareholder validly tendering shares at or below the tender offer price.
      We will pay the tender offer price for Class I common shares redeemed by or purchased from tendering shareholders in accordance with the terms and conditions of the offer in U.S. dollars pursuant to the payment instructions that tendering shareholders provide in their master signature pages. We will not make payments to tendering shareholders in any currency other than U.S. dollars. Eastern Bank will act as our paying agent and will transmit to you by wire transfer or check the payment for all of your shares accepted for payment in accordance with terms and conditions of the offer pursuant to the payment instructions that you include in your master signature page. If you do not provide complete payment instructions in your master signature page, your shares will not be validly tendered. If you have any questions about the payment instructions please contact our Information Agent at the contact information provided on the back cover of this document.
      We will not accept Class I common shares tendered in the offer unless and until the conditions specified in Section 5 have been satisfied or waived prior to the expiration of the offer. Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or to redeem or purchase any Class I common shares that we have accepted for redemption or purchase and payment if it would be illegal for us to do so under applicable law.
      Under no circumstances will we pay interest on the tender offer price of the Class I common shares we redeem or purchase pursuant to the offer.
      5. Conditions of the Offer. Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, to pay for any tendered Class I common shares, and we may amend or terminate the offer, if any of the following events have occurred on or prior to the expiration date of the offer:

•	there shall have been instituted or threatened in writing or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, that challenges the making of or the consummation of the transactions contemplated by the offer;

•	any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or may reasonably be expected to prohibit, prevent restrict or delay consummation of the offer;

•	there shall have occurred or be reasonably likely to occur any event that, in our reasonable judgment, would or may reasonably be expected to prohibit, prevent, restrict or delay consummation of the offer, or is reasonably likely to result in a material adverse change in the business condition (financial or otherwise), income, operations, share ownership or prospects of Accenture Ltd and its subsidiaries, including Accenture SCA and SARL; or

•	there shall have occurred any general suspension of, shortening of hours for or limitation on prices for trading in securities on the New York Stock Exchange, any suspension or termination of trading in Accenture Ltd Class A common shares on the New York Stock Exchange or a decrease by 15% or more in the market price of Accenture Ltd Class A common shares from the closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on Monday, September 12, 2005.
      The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them. Subject to any applicable rules and regulations of the SEC, we may waive them, in whole or in part, from time to time prior to the expiration of the offer, in our discretion, whether or not we waive any other condition of the offer. All conditions must be satisfied or waived prior to the expiration of the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances, although to the extent we waive a condition with respect to one tender of shares we will waive that condition for all other tenders as well. Each of these rights will be deemed an ongoing right that we may assert from time to time prior to the expiration of the offer. Any determination we make concerning the conditions or events described in this Section 5 will be final and binding upon all persons.
      Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or to redeem or purchase any Class I common shares that we have accepted for redemption or purchase and payment if it would be illegal for us to do so under applicable law.
      6. Extension of the Offer; Termination; Amendments. Upon the terms and subject to the conditions of the offer, including the proration provisions described in this document, Accenture SCA will accept for redemption all Class I common shares validly tendered for redemption at or below the tender offer price, and not withdrawn, and SARL will accept for purchase all Class I common shares validly tendered for purchase at or below the tender offer price, and not withdrawn, in each case by 12:00 midnight, New York City time, on Thursday, October 13, 2005, or if we extend the offer, the latest date and time to which the offer is extended. We reserve the right to extend the offer on a daily basis or for any period or periods we may determine in our discretion from time to time by advising all Class I common shareholders of such extension in the same manner by which we provided you with this tender offer or by press release. During any extension of the offer, all Class I common shares previously tendered and not withdrawn will remain subject to the offer.
      We also reserve the right:

•	to delay redemption or purchase and payment for any Class I common shares not redeemed or purchased and paid for, or to terminate the offer and not to accept for redemption or purchase and payment any Class I common shares, upon the occurrence of any of the conditions specified in Section 5 above; or

•	at any time or from time to time, to amend the offer, including increasing or decreasing the number of Class I common shares we may redeem or purchase or increasing or decreasing the price range of the offer.
      If we make a material change in the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2)and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in the price range of the offer or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.
      Our reservation of the right to delay payment for Class I common shares that we have accepted for redemption or purchase is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that an issuer pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer. If:

(1)	we increase the number of Class I common shares that we will accept in the offer by more than 2% of the outstanding Class I common shares, decrease the number of Class I common shares that we may accept in the offer or change the price range of the offer, and

(2)	the offer is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the offer until the expiration of that ten business day period. Other material amendments to the offer may require us to extend the offer for a minimum of five business days, and we will need to amend this Schedule TO of which this tender offer forms a part for any material changes in the facts set forth in the Schedule TO.

      7. Certain Effects of the Offer. Class I common shares which are redeemed by Accenture SCA or purchased by SARL in the offer will be automatically reclassified into Accenture SCA Class III common shares, in accordance with Accenture SCA’s Articles of Association, and retained as treasury shares and a result, shares outstanding will be reduced.
      The Class I common shares are registered under the Exchange Act, which requires that Accenture SCA furnish certain information to its shareholders and to the SEC and comply with the SEC’s proxy rules in connection with meetings of its shareholders. Accenture SCA’s redemption and SARL’s purchase of Class I common shares in the offer will not result in the Class I common shares becoming eligible for deregistration under the Exchange Act.
      After the consummation of the offer, Accenture Ltd will redeem the Accenture Ltd Class X common shares held by the shareholders whose Class I common shares are redeemed or purchased in the offer for a redemption price equal to the par value of the Class X common shares, or $0.0000225 per share, in a number corresponding to the number of Class I common shares redeemed by Accenture SCA or purchased by SARL pursuant to this tender offer.
      8. Price Range of Shares.
      Market Information. There is no established public trading market for the Accenture SCA Class I common shares. The Accenture SCA Class I common shares will not be listed on any exchange and we expect that the restrictions on transferability described above under “Background and Purpose of the Offer” and below under “— 11. Articles of Association of Accenture SCA” will preclude the Class I common shares from being quoted by any securities dealer or traded in any market inclusive of the over-the-counter market.
      Subject to certain transfer restrictions contained in Accenture SCA’s Articles of Association, Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at any time at a redemption price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the redemption, unless otherwise agreed by the parties. By tendering Class I common shares for redemption in the offer at or below the tender offer price, you will agree that the shares are to be redeemed for cash at the tender offer price.
      Trading in the Accenture Ltd Class A common shares commenced on the New York Stock Exchange on July 19, 2001 under the symbol “ACN.” The table below sets forth, on a per share basis for the periods indicated, the high and low sale prices for the Class A common shares as reported by the New York Stock Exchange.

	Price Range

	High	Low

Fiscal Year 2004
First Quarter	$25.37	$21.00
Second Quarter	$26.95	$21.85
Third Quarter	$25.91	$22.61
Fourth Quarter	$28.10	$23.25
Fiscal Year 2005
First Quarter	$27.58	$22.61
Second Quarter	$27.60	$24.39
Third Quarter	$25.97	$21.00
Fourth Quarter	$25.70	$22.20
Fiscal Year 2006
First Quarter (through September 12, 2005)	$25.95	$24.45
      The closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on Monday, September 12, 2005 was $25.71 per share, which is greater than the tender offer price that will be paid in this offer. You should consult publicly available information concerning the current market price of Accenture Ltd Class A common shares prior to the expiration of the offer.
      As of August 31, 2005, there were 2,262 holders of record of the Class A common shares.
      Holders. As of August 31, 2005, there were 316,573,074 Accenture SCA Class I common shares outstanding. As of August 31, 2005, there were 1,953 holders of record of the Accenture SCA Class I common shares.
      9. Source and Amount of Funds. Based on the price range set forth in this offer, the total amount that we will pay in the offer to redeem and purchase shares will not be greater than $800 million. We expect to fund the offer entirely with available cash on hand that is held directly or indirectly through SARL.

10.	Recent Transactions and Interests in Class I Common Shares.

Recent Transactions
      Set forth below is a description of all transactions involving Class I common shares by Accenture Ltd, the general partner of Accenture SCA, Accenture SCA, SARL, the directors and executive officers of Accenture Ltd and the managers of SARL during the 60 days before the date of this tender offer.
      On August 15, 2005, Accenture SCA redeemed and a subsidiary of Accenture SCA purchased 2,339,315 and 984,261 Class I common shares, respectively, as the result of a tender offer. The tender offer price was $23.62 per share. In conjunction with the tender offer, Mr. Douglas G. Scrivner redeemed 85,000 shares and a trust established by Anthony G. Coughlan redeemed 45,900 shares.

Interests in Class I Common Shares
      The following table sets forth, as of September 12, 2005, information regarding beneficial ownership of Accenture SCA Class I common shares held by (1) each of Accenture Ltd’s directors and executive officers, (2) all of Accenture Ltd’s directors and executive officers as a group, (3) each of the managers of SARL and (4) all of SARL’s managers as a group. To our knowledge, except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to the shares beneficially owned by them. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after September 12, 2005. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days after September 12, 2005 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Accenture SCA Class I Common Shares

	Shares	% of Total
	Beneficially Owned	Shares Outstanding

Directors and executive officers of Accenture Ltd(1):
Joe W. Forehand(2)	570,352	*	%
William D. Green	832,031	*
Steven A. Ballmer	—	—
Dina Dublon	—	—
Dennis F. Hightower	—	—
William L. Kimsey	—	—
Robert I. Lipp	—	—
Blythe J. McGarvie	—	—
Sir Mark-Moody Stuart	—	—
Wulf von Schimmelmann	—	—
Carlos Vidal	324,225	*
Martin I. Cole	420,734	*
Joellin Comerford	233,503	*
Anthony G. Coughlan(3)	252,839	*
Karl-Heinz Flöther	—	—
Mark Foster	—	—
Robert N. Frerichs(4)	491,308	*
Adrian J. Lajtha	—	—
Michael G. McGrath	693,999	*
Stephen J. Rohleder	538,999	*
Douglas G. Scrivner	503,094	*
David C. Thomlinson	—	—
Diego Visconti	630,878	*

All directors and executive officers of Accenture Ltd as a group	5,491,962	1.7%

Managers of Accenture International SARL(5):
N. James Shachoy	223,297	*	%
Michael E. Hughes	258,500	*
Charlotte D. Richardson	—	—

All managers of Accenture International SARL as a group	481,797	*	%

*	Less than 1% of Accenture SCA’s Class I common shares outstanding.

(1)	The mailing address of Accenture Ltd and for each person listed above is c/o Accenture Ltd, 1661 Page Mill Road, Palo Alto, California 94304 USA.

(2)	Includes 200,000 Class I common shares held by a limited partnership in which Mr. Forehand has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.

(3)	Includes 22,950 Class I common shares held by a family trust in which Mr. Coughlan has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.

(4)	Includes 336,296 Class I common shares held by a family limited liability corporation in which Mr. Frerichs has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.

(5)	The mailing address for each of the managers of SARL is c/o Accenture International SARL, 46A Avenue J.F. Kennedy, Luxembourg L-1855.
      Based solely upon information received to date, none of the persons identified in the table above have indicated the intent to tender Class I common shares in the offer.
      11. Articles of Association of Accenture SCA.

General
      Except in the case of a redemption of Class I common shares or a transfer of Class I common shares to Accenture Ltd or one of its subsidiaries in accordance with the Articles of Association, the Articles of Association of Accenture SCA provide that Class I common shares of Accenture SCA may be transferred only with the consent of Accenture Ltd, as the general partner of Accenture SCA.

Covered Person Transfer Restrictions
      In addition, Accenture SCA’s Articles of Association also contain transfer restrictions that apply to certain Accenture partners and former partners who hold Accenture SCA Class I common shares and are parties to the Accenture SCA transfer rights agreement, including redemptions by Accenture SCA and purchases by subsidiaries of Accenture Ltd. We refer to these persons as “covered persons.” These provisions, unlike the restriction described above under “— General”, apply to all transfers of Class I common shares, including redemptions. The shares covered by these transfer restrictions generally include all Class I common shares owned by a covered person. We refer to the shares covered by these transfer restrictions as “covered shares.” Accenture SCA’s Articles of Association provide that each covered person is required, among other things, to:

•	except as described below, maintain beneficial ownership of his or her covered shares received on or prior to July 24, 2001 for a period of eight years thereafter;

•	maintain beneficial ownership of at least 25% of his or her covered shares received on or prior to July 24, 2001 as long as he or she is an employee of Accenture; and

•	comply with certain other transfer restrictions when requested to do so by Accenture. See “— Other Restrictions”.

      Notwithstanding the transfer restrictions described in the immediately preceding paragraph, which we refer to as “covered person transfer restrictions”, but subject to the restriction described above under “— General”:

•	Covered persons who continue to be employees of Accenture are permitted to transfer a percentage of the covered shares received by them on or prior to July 24, 2001 and owned by them as follows:

Cumulative Percentage
of Shares Permitted
to Be Transferred	Years After July 24, 2001

35%	3 Years
45%	4 Years
55%	5 Years
65%	6 Years
75%	7 Years
100%	The later of (a) 8 years and (b) end of employment at Accenture

•	Covered persons retiring from Accenture at the age of 50 or above are permitted to transfer covered shares they own on an accelerated basis as follows:

Percentage of Remaining
Transfer Restricted
Shares Permitted
Age at Retirement	to Be Transferred

56 or older	100%
55	87.5%
54	75%
53	62.5%
52	50%
51	37.5%
50	25%

•	In addition, a covered person who reaches the age of 56 is permitted to transfer any covered shares he or she owns. Any remaining shares owned by retiring partners for which transfer restrictions are not released on an accelerated basis will be eligible to be transferred as if the retiring partner continued to be employed by Accenture.

•	Covered persons who became disabled before Accenture’s transition to a corporate structure are permitted to transfer all of their covered shares. Partners who have become disabled since Accenture’s transition to a corporate structure are subject to the general transfer restrictions applicable to employees or, if disabled after the age of 50, benefit from the accelerated lapses of transfer restrictions applicable to retired partners.
      All covered person transfer restrictions applicable under Accenture SCA’s Articles of Association terminate upon death.
      In addition, covered persons holding Accenture SCA Class I common shares may, at any time and except as described below, require Accenture SCA to redeem any Accenture SCA Class I common share held by such holder for a redemption price per share generally equal to the lower of the market price of an Accenture Ltd Class A common share and $1. Accenture SCA may, at its option, pay this redemption price in cash or by delivering Accenture Ltd Class A common shares.
      If Accenture approves in writing a covered person’s pledge of his covered shares to a lender, foreclosures by the lender on those shares, and any subsequent sales of those shares by the lender are not restricted, provided that the lender must give Accenture a right of first refusal to buy any shares at the market price before they are sold by the lender.

      The covered person transfer restrictions and the other provisions of Accenture SCA’s Articles of Association may be waived at any time by the Accenture SCA supervisory board or its delegate to permit covered persons to:

•	participate as sellers in underwritten public offerings of common shares and tender and exchange offers and share repurchase programs by Accenture;

•	transfer covered shares to charities, including charitable foundations;

•	transfer covered shares held in employee benefit plans; and

•	transfer covered shares in particular situations (for example, to immediate family members and trusts).
      Subject to the foregoing, from time to time, pursuant to the provisions of Accenture SCA’s Articles of Association, the Accenture SCA supervisory board may also approve limited relief from the covered person transfer restrictions for specified partners or groups of partners in connection with particular retirement, employment and severance arrangements that we determine to be important to the execution of our business strategy.

Term and Amendment
      The transfer restrictions contained in Accenture SCA’s Articles of Association will not terminate unless they have been previously waived or terminated under the terms of the Articles of Association. Amendment of the transfer restrictions in the Articles of Association requires the consent of Accenture SCA’s general partner and the approval at a general meeting of shareholders.

Other Restrictions
      In addition to the foregoing, all holders of Class I common shares are precluded from having their shares redeemed by Accenture SCA or transferred to Accenture SCA, Accenture Ltd or a subsidiary of Accenture Ltd at any time or during any period when Accenture SCA determines, based on the advice of counsel, that there is material non-public information that may affect the average price per share of Accenture Ltd Class A common shares, if the redemption would be prohibited by applicable law, during an underwritten offering due to an underwriters lock-up or during the period from the announcement of a tender offer by Accenture SCA or its affiliates for Class I common shares until the expiration of ten business days after the termination of the tender offer (other than to tender the holder’s Class I common shares in the tender offer).

Administration and Resolution of Disputes
      The terms and provisions of the Accenture SCA’s Articles of Association are administered by the supervisory board of Accenture SCA, which consists of at least three board members of Accenture SCA. The supervisory board is elected by a simple majority vote of each general meeting of shareholders of Accenture SCA.
      12. Legal Matters; Regulatory Approvals. We are not aware of any license or regulatory permit that we believe is material to our business that might be adversely affected by our redemption or purchase of Class I common shares as contemplated by the offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than any approvals already obtained, that would be required for the acquisition or ownership of Class I common shares as contemplated by the offer. Should any such approval or other action be required, we will make a good faith effort to obtain it. We cannot predict whether we will be required to delay the acceptance for redemption or purchase of, or payment for, Class I common shares tendered pursuant to the offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial cost or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligations under the offer to accept for redemption or purchase and pay for Class I common shares are subject to certain conditions. See Section 5 above.

      13. U.S. Federal Income Tax Considerations. Except as provided below in “— Backup Withholding,” the following summary describes the material U.S. federal income tax consequences to “U.S. shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. shareholders in light of their personal circumstances or to U.S. shareholders subject to special treatment under the U.S. federal income tax laws, including insurance companies, financial institutions, broker-dealers, real estate investment trusts, regulated investment companies, estates, trusts, tax-exempt organizations, persons holding our shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle and persons subject to the alternative minimum tax. This summary also does not address the tax consequences to shareholders, partners or beneficiaries of a holder of our Class I common shares. Furthermore, this discussion does not address any state, local or foreign tax consequences of the offer.
      As used herein, a U.S. shareholder means a beneficial owner of Class I common shares that is (i) an individual citizen or resident of the United States, (ii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iii) a trust that (X) is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) or (Y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “non-U.S. shareholder” is a beneficial holder of Class I common shares who is an individual, estate or trust not defined above as a “U.S. shareholder.”
      This discussion is based on the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
      Persons considering tendering Class I common shares are urged to consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.
      U.S. Federal Income Tax Consequences to U.S. Shareholders who choose either to have their Class I common shares redeemed by Accenture SCA in the offer or to sell their Class I common shares to SARL in the offer. Both the redemption of Class I common shares by Accenture SCA in the offer and the sale of Class I common shares to SARL in the offer will be a taxable event. A U.S. shareholder who chooses either to have Accenture SCA redeem its Class I common shares in the offer or to sell Class I common shares to SARL in the offer should recognize gain or loss on the disposition of the Class I common shares to the extent the amount realized by the U.S. shareholder upon the redemption or sale exceeds, or is less than, the U.S. shareholder’s adjusted tax basis in its Class I common shares. Any gain or loss resulting from such a disposition should be taxed as capital gain or loss and should be taxed as long-term capital gain if such U.S. shareholder held the Class I common shares for more than one year.
      Backup Withholding. Any tendering shareholder who has not already provided us with an accurate and complete Form W-9 or substitute form (in the case of a U.S. shareholder) or Form W-8BEN (in the case of a non-U.S. shareholder) must fill out and return to us the appropriate form, which is available from Accenture’s Equity Services Group. Accenture’s Equity Services Group may be contacted by telephone at +1 (312) 693-3390 or by email at partner.equity.application@accenture.com. These forms have also been filed as exhibits to the Schedule TO of which this tender offer forms a part. Please note that by executing and delivering the master signature page you will be authorizing us to provide a copy of any Form W-9, Form-8BEN or substitute form that you have previously provided Accenture to the agents who may act for us in connection with the offer, including the Paying Agent. If you do not provide us with the appropriate form, and you do not already have an accurate and complete form on file with us, you will be subject to U.S. federal backup withholding of up to 28% of the gross proceeds paid to you pursuant to the offer. If you have been informed by the Internal Revenue Service that you are subject to backup withholding or in certain other circumstances you fail to comply with certification requirements, you may be subject to U.S. federal backup withholding even if you have completed and returned the appropriate form to us. You should consult with your tax advisor regarding your qualification for exemption from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.
      14. Luxembourg Tax Considerations. The following summary describes the material Luxembourg tax consequences of the redemption by Accenture SCA or purchase by SARL of Accenture SCA’s Class I common shares according to the terms of the offer.
      Any gain realized by shareholders upon the redemption or the purchase of the Class I common shares will not be subject to Luxembourg income tax. A Luxembourg capital gain taxation may only occur where, for a non-Luxembourg shareholder, the following conditions are met:
      either:

•	the shareholder has held, alone or together with his or her spouse and minor children, at any time during the last five years, at least 10% of Accenture SCA’s shares; and

•	the Class I common shares redeemed by Accenture SCA or purchased by SARL have been held less than six months;
      or:

•	the shareholder has held, alone or together with his or her spouse and minor children, at any time during the last five years, at least 10% of Accenture SCA’s shares; and

•	the shareholder has been a Luxembourg tax resident for more than 15 years and became a non-Luxembourg tax resident less than five years prior to the disposition of the Class I common shares.
      Even if the conditions of one of the above cases are met, the Luxembourg taxation may be overridden by a double tax treaty signed between Luxembourg and the residence country of the shareholder which denies Luxembourg the right to tax this capital gain.
      The redemption by Accenture SCA or the purchase by SARL of Class I common shares should not give rise to any Luxembourg withholding tax, as it is not the intention of Accenture SCA and SARL to cancel these shares.
      15. Non-U.S. Tax Considerations.

Australian Tax Consequences
      The following summary describes the material Australian tax consequences to “Australian shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Australian taxation that may be relevant to particular Australian shareholders in light of their personal circumstances or to Australian shareholders subject to special treatment under the Australian tax laws.
      As used herein, an Australian shareholder means a beneficial owner of Class I common shares that is an individual resident of Australia for tax purposes.
      This discussion is based on the Australian tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Australian tax consequences different from those discussed below.
      Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Australian tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
      Australian tax consequences to Australian shareholders that hold their Class I common shares on capital account and choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer may be taxable as a deemed dividend distribution.

      A dividend should generally be deemed to have been derived to the extent that the redemption involves Accenture SCA buying back its shares and the amount received is in excess of the amount debited to Accenture SCA’s share capital account. The amount treated as a dividend should generally be taxed as ordinary income and will not give rise to the 50% reduction available under the Australian capital gains tax rules. The redemption of Class I common shares by Accenture SCA should generally also be a capital gains tax event. For Australian capital gains tax purposes, a capital gain should generally arise to the extent that the disposal price exceeds the capital gains tax cost base. The disposal price for purposes of calculating a capital gain should be reduced to the extent that the disposal price is treated as an assessable dividend, as referred to above.
      Australian shareholders who have held their Class I common shares for at least 12 months and dispose of their shares in the offer should generally be taxed on 50% of the capital gain. Australian shareholders who have held their shares for less than 12 months and dispose of their shares in the offer should generally be taxed on the whole of the capital gain.
      Australian tax consequences to Australian shareholders holding their Class I common shares on capital account that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. The sale of shares by an Australian shareholder should generally give rise to a capital gain.
      A capital gain should arise for those Australian shareholders who dispose of their shares in the offer at a disposal price which exceeds their capital gains tax cost base. The capital gains tax cost base of the Class I common shares held by Australian shareholders should generally include any incidental costs incurred by the shareholders that relate to the disposal. Individuals for whom it is determined that their original partnership interests were held as “pre-CGT assets” should seek further advice as to the capital gains tax cost base of their Class I common shares.
      Australian shareholders who have held their Class I common shares for at least 12 months and dispose of their shares in the offer should generally be taxed on 50% of the capital gain. Australian shareholders who have held their shares for less than 12 months and dispose of their shares in the offer should generally be taxed on the whole of the capital gain.

Danish Tax Consequences
      The following summary describes the material Danish tax consequences to “Danish shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Danish taxation that may be relevant to particular Danish shareholders in light of their personal circumstances or to Danish shareholders subject to special treatment under the Danish tax laws.
      The information below with respect to Danish tax consequences assumes a Danish corporate entity is the beneficial owner of the Class I common shares.
      This discussion is based on the Danish tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Danish tax consequences different from those discussed below.
      Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Danish tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
      Danish corporate tax consequences to Danish resident companies that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. A Danish corporate shareholder who chooses to have Accenture SCA redeem its Class I common shares in the offer should generally be taxed as a distribution equivalent to two-thirds of the proceeds received at a rate of 28%.

      Danish corporate tax consequences to Danish resident companies that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A Danish corporate shareholder who chooses to sell Class I common shares to SARL should generally be tax exempt, provided certain conditions are met.

French Tax Consequences
      The following summary describes the material French tax consequences to “French shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of French taxation that may be relevant to particular French shareholders in light of their personal circumstances or to French shareholders subject to special treatment under the French tax laws.
      As used herein, a French shareholder means a beneficial owner of Class I common shares that is an individual resident of France for tax purposes.
      This discussion is based on the French tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in French tax consequences different from those discussed below.
      Before tendering Class I common shares you are urged to consult your own tax advisor concerning the French tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
      French tax consequences to French shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally be taxable as a deemed dividend distribution. The taxable dividend should generally be determined as the difference between the redemption price and the tax acquisition cost of the shares (including any gain rolled over). Based on the provisions of articles 109-1, 112, 120 and 161 of the French Tax Code, the dividend recognized at the level of the shareholder is first subject to a 50% discount. The balance then benefits from a lump sum deduction of €1,220 for single taxpayers and €2,440 for married couples. The net dividend is then liable to progressive ordinary personal tax rates (up to a maximum of 59.09%, including the additional 11% social contributions, for income 2005). The taxpayer also benefits from a tax credit amounting to 50% of the gross dividend, capped to €115 for single taxpayers and €230 for married couples.
      French tax consequences to French shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A French shareholder who chooses to sell shares to SARL should generally be taxed on the capital gain realized. Pursuant to article 150-0A of the French Tax Code, the capital gain should generally be determined as the difference between the sale proceeds net of relevant selling costs and the tax acquisition cost of the shares (including any gain rolled over) and is taxable at the current rate of 16% plus 11% social contribution. The capital gain recognized at the time of the sale should be taxable only if the total amount of disposals made by the taxpayer during the year exceeds €15,000.

Italian Tax Consequences
      The following summary describes the material Italian tax consequences to “Italian shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Italian taxation that may be relevant to particular Italian shareholders in light of their personal circumstances or to Italian shareholders subject to special treatment under the Italian tax laws.
      As used herein, an Italian shareholder means a beneficial owner of Class I common shares that is an individual resident of Italy for tax purposes. This discussion is based on the Italian tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Italian tax consequences different from those discussed below.
      Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Italian tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
      Italian tax consequences to Italian shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally be taxable as a dividend distribution. The difference between the tax basis of the redeemed Class I common shares and the consideration received by the Italian partners should generally be regarded as dividend. In this respect, any step-up pursuant to law 488/2001 made by an Italian shareholder would not be relevant for the determination of the tax basis of the shares. Dividends received by Italian individuals from non-Italian entities should generally be subject to tax at a fixed rate of 12.5%, provided certain conditions are met.
      Italian tax consequences to Italian shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. An Italian shareholder who chooses to sell shares to SARL should generally be taxed on the capital gain realized. The capital gain should generally be determined as the difference between the sale proceeds net of relevant selling costs and the tax acquisition cost of the shares and is taxable at the current rate pursuant to the art. n. 5, c. 2, Legislative Decree 461/97, of 12.5%.
      If a step-up transaction pursuant to article 5 of Law 448/2001 has been undertaken, the taxable gain should be calculated on the difference between the stepped-up value of the shares and the consideration received, less selling costs. However, any capital loss deriving from the disposal should not be tax deductible against future capital gains.

Norwegian Tax Consequences
      The following summary describes the material Norwegian tax consequences to “Norwegian shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Norwegian taxation that may be relevant to particular Norwegian shareholders in light of their personal circumstances or to Norwegian shareholders subject to special treatment under the Norwegian tax laws.
      As used herein, a Norwegian shareholder means a beneficial owner of Class I common shares that is an individual resident of Norway for tax purposes.
      This discussion is based on the Norwegian tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Norwegian tax consequences different from those discussed below.
      Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Norwegian tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
      Norwegian tax consequences to Norwegian shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally give rise to a capital gains tax treatment, taxed at a rate of 28%. The capital gain should be calculated as the difference between the net redemption proceeds less the tax acquisition cost of the shares sold.
      Norwegian tax consequences to Norwegian shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. The sale of Class I common shares to SARL in the offer should generally give rise to a capital gains tax treatment, taxed at a rate of 28%. The capital gain should generally be calculated as the difference between the net sale proceeds less the tax acquisition cost of the shares sold.

Spanish Tax Consequences
      The following summary describes the material Spanish tax consequences to “Spanish shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Spanish taxation that may be relevant to particular Spanish shareholders in light of their personal circumstances or to Spanish shareholders subject to special treatment under the Spanish tax laws.
      As used herein, a Spanish shareholder means a beneficial owner of Class I common shares that is an individual resident of Spain for tax purposes.
      This discussion is based on the Spanish tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Spanish tax consequences different from those discussed below.
      Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Spanish tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
      Spanish tax consequences to Spanish shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption should generally be taxable in accordance with the rules applicable to capital gains. The capital gain should generally be determined as the difference between the redemption proceeds net of inherent selling costs paid by the seller and the tax acquisition cost of the shares. Capital gains should generally be taxed at the long-term capital gains rate of 15% although the tax effective rate may differ depending on individual circumstances depending on the individual holding period.
      Spanish tax consequences to Spanish shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A Spanish shareholder who chooses to sell shares to SARL should generally be taxable on the capital gain realized. The capital gain should generally be determined as the difference between the sale proceeds net of inherent selling costs paid by the seller and the tax acquisition cost of the shares. Capital gains should generally be taxed at the long-term capital gains rate of 15% although the tax effective rate may differ depending on individual circumstances depending on the individual holding period.

Swedish Tax Consequences
      The following summary describes the material Swedish tax consequences to “Swedish shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Swedish taxation that may be relevant to particular Swedish shareholders in light of their personal circumstances or to Swedish shareholders subject to special treatment under the Swedish tax laws.
      As used herein, a Swedish shareholder means a beneficial owner of Class I common shares that is an individual resident of Sweden for tax purposes.
      This discussion is based on the Swedish tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Swedish tax consequences different from those discussed below.
      Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Swedish tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

      Swedish tax consequences to Swedish shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally give rise to capital gains tax treatment. The capital gain should generally be calculated as the difference between the net redemption proceeds and the tax acquisition value (i.e., the fair market value of the Class I common shares at the time of the share exchange in 2001) of the shares redeemed. The tax rate could arise to approximately 57%, since the capital gain from a redemption of shares should, for the main part, be taxed as salary, governed by the dividend provisions as regards taxation of dividends related to shares in closely held companies (so-called “qualified shares”).
      In addition, any gains previously deferred in respect of the shares will be taxed in accordance with the rules regarding a sales transaction described below.
      Swedish tax consequences to Swedish shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A Swedish shareholder who chooses to sell shares to SARL should generally be taxed on the capital gain realized at a tax rate within the range of 30% to 42.5%, since the capital gain from the sale of shares should be partly taxed as salary, governed by the capital gains tax provisions for shares in closely held companies (“qualified shares”). The capital gain should generally be calculated as the difference between the net sale proceeds and the tax acquisition value (i.e., the fair market value of the Class I common shares at the time of the share exchange in 2001) of the shares sold. Fifty percent of the gain, but not more than 3.9 million Swedish kronor, should generally be taxed as salary, at the applicable marginal tax rate (approximately 57%), and the balance should generally be taxed as capital income, at a tax rate of 30%. When calculating the 3.9 million Swedish kronor, capital gains on Class I common shares realized during the present fiscal year and the five preceding fiscal years may be included.
      In addition, any gains previously deferred in respect of the shares should be taxed in accordance with the rules described above.

16.	Our Financial Advisor, the Information Agent and the Tender Agent.

Our Financial Advisor
      We have appointed Morgan Stanley & Co. Incorporated to act as our Financial Advisor in connection with the offer. We will pay our Financial Advisor reasonable and customary compensation for its services in connection with the offer, plus reimbursement for reasonable and customary out-of-pocket expenses. We will also indemnify our Financial Advisor against certain liabilities in connection with the offer. Our Financial Advisor does not assume any responsibility for the accuracy or completeness of any information contained in or omitted from this or any other document or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.
      Our Financial Advisor and its affiliates may actively trade Class A common shares of Accenture Ltd for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in Accenture Ltd Class A common shares. Our Financial Advisor and its affiliates have also provided in the past, and may provide in the future, investment banking and financial advisory services to Accenture. Our Financial Advisor and its affiliates have and will receive customary fees for such services.

The Information Agent
      We have appointed Innisfree M & A Incorporated to act as the Information Agent in connection with the offer. Questions and requests for assistance or additional copies of the tender offer, the shareholder instructions and the master signature page or any other document may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this document. Please do not contact Accenture about the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for reasonable and customary out-of-pocket expenses. We will also indemnify the Information Agent against certain liabilities in connection with the offer. The Information Agent does not assume any responsibility for the accuracy or completeness of any information contained in or omitted from this or any other document or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Tender Agent
      Colbent Corporation has been appointed to act as the Tender Agent in connection with the offer. Holders should submit a properly completed master signature page to the Tender Agent (either electronically through the Tender Agent’s website or by returning a manually signed copy by express delivery, mail or hand delivery) prior to the expiration of the offer in accordance with the accompanying shareholder instructions if they wish to tender Class I common shares in the offer. Please do not send your master signature page to Accenture, our Financial Advisor or the Information Agent. We will pay the Tender Agent reasonable and customary compensation for its services in connection with offer, plus reimbursement for reasonable and customary out-of-pocket expenses. We will also indemnify the Tender Agent against certain liabilities in connection with the offer. The Tender Agent does not assume any responsibility for the accuracy or completeness of any information contained in or omitted from this or any other document or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.
      17. Fees and Expenses. We will not pay any fees or commissions to any broker or dealer or any person other than our Financial Advisor, the Information Agent and the Tender Agent (each of whom will be paid reasonable and customary compensation for its services and reimbursed for its reasonable and customary out-of-pocket expenses) for soliciting tenders of Class I common shares pursuant to the offer. We will pay the costs of any wire transfer fees that are charged by Eastern Bank, who is acting as the Paying Agent for the offer, in connection with the payment of the redemption or purchase price for all shares that are redeemed or purchased by us in accordance with the terms and conditions of the offer. You will not be responsible for any of the fees or expenses that we incur in connection with the offer.
Accenture SCA
Accenture International SARL
September 14, 2005

ANNEX A
NOTICE OF ELECTION FOR REDEMPTION
Accenture SCA
46A Avenue J. F. Kennedy
L-1855 Luxembourg
Ladies and Gentlemen:
      This Notice of Election for Redemption, dated and effective as of the first business day immediately following the expiration date of the Offer referred to below, hereby serves as irrevocable notice that each of the undersigned shareholders of Accenture SCA, a partnership limited by shares (société en commandite par actions) organized and existing under the laws of the Grand-Duchy of Luxembourg (“Accenture SCA”), elects for redemption pursuant to Article 7 of the Articles of Association of Accenture SCA (the “Articles”), in connection with the Offer, the number of Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA that have been validly tendered by the such shareholder at or below the tender offer price determined by Accenture SCA in accordance with the terms and conditions of the Offer (the “Tender Offer Price”), as set forth in the attached Master Signature Page of such shareholder, in each case at a price per share that is equal to the Tender Offer Price. As used in this Notice of Election for Redemption, the “Offer” means, collectively, the tender offer of Accenture SCA, dated September 14, 2005 (the “Tender Offer”) and the shareholder instructions and master signature page accompanying the Tender Offer, including each of the Master Signature Pages attached hereto, and any amendments or supplements thereto.
      Each of the undersigned shareholders agrees and acknowledges that the number of Class I Common Shares in respect of which such shareholder is delivering this Notice Election for Redemption is subject to reduction in accordance with the proration provisions of the Offer. Accenture SCA is hereby authorized and instructed to record opposite the name of each of the undersigned shareholders in Schedule I hereto the number of Class I Common Shares of such Shareholder accepted for redemption pursuant to this Notice of Election for Redemption and the terms and conditions of the Offer.
      Each of the undersigned shareholders represents and warrants to Accenture SCA that (i) the undersigned shareholder has good and valid title to the Class I Common Shares elected for redemption by such shareholder, free and clear of all liens, encumbrances, equities or claims (including, without limitation, any mortgage, charge, lien, option, restriction, right of first refusal, third party right or interest, or any other encumbrance, security or preference having a similar effect) other than liens granted in favor of Accenture SCA, its general partner or a subsidiary thereof; and (ii) this Notice of Election for Redemption constitutes the legal, valid and binding obligation of the undersigned shareholder, enforceable against such shareholder in accordance with its terms.
      In accordance with the provisions of the Articles governing the redemption price to be paid, each of the undersigned shareholders agrees and acknowledges that Accenture SCA may redeem the Class I Common Shares of such shareholder to be redeemed for cash at a price per share that is equal to the Tender Offer Price and the redemption price shall be paid to the undersigned at a time and in the manner determined by Accenture SCA in its sole discretion, provided that such redemption price shall be due and payable in cash promptly after the expiration of the Offer, and upon such payment, the redemption of the Class I Common Shares shall be completed.
Accepted and Agreed:
Accenture SCA, represented
by its general partner,
Accenture Ltd, itself represented
by its duly authorized signatory

Name:

[Signature Pages of Redeeming Shareholders Follow]
[Master Signature Page of Each Redeeming Shareholder to be Attached]

Schedule I

Name of Shareholder	Number of Class I Common Shares Redeemed

ANNEX B
SHARE PURCHASE AGREEMENT
      This SHARE PURCHASE AGREEMENT is dated and effective as of the first business day immediately following the expiration date of the Offer referred to below, by and between:

1.	Accenture International S.à r.l., a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 46A Avenue J. F. Kennedy, L-1855 Luxembourg, hereby duly represented by (“SARL”); and

2.	Each of the undersigned shareholders of Accenture SCA, a partnership limited by shares (société en commandite par actions) organized and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 46A Avenue J. F. Kennedy, L-1855 Luxembourg (“Accenture SCA”), who has validly tendered for purchase at or below the tender offer price determined by SARL in accordance with the terms and conditions of the Offer referred to below (the “Tender Offer Price”), and not withdrawn, Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA upon the terms and subject to the conditions of the Offer (collectively, the “Sellers” and each, individually, a “Seller”).
      WHEREAS, in connection with the Offer, each Seller has tendered for purchase by SARL the number of Class I Common Shares that have been validly tendered by such Seller at or below the Tender Offer Price, and not withdrawn, as set forth in the attached Master Signature Page of such Seller, as such number of Class I Common Shares may be reduced in accordance with the proration provisions of the Offer;
      WHEREAS, all applicable restrictions on transfers of Class I Common Shares contained in the Consolidated Updated Articles of Association of Accenture SCA, dated as of June 28, 2005, have been duly and validly waived in a manner that permits the transactions contemplated by the Offer and this Share Purchase Agreement;
      WHEREAS, SARL wishes to purchase the Shares from the Sellers and the Sellers wish to sell the Shares to SARL on the terms and conditions set out in this Share Purchase Agreement;
      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.	Sale and Purchase of the Shares

Subject to the terms and conditions set forth in this Share Purchase Agreement, SARL agrees to purchase from each Seller, and each Seller agrees to sell to SARL the number of shares of Class I Common Shares that have been validly tendered by such Seller at or below the Tender Offer Price determined by SARL in accordance with the terms and conditions of the Offer, as set forth in the attached Master Signature Page of such Seller, in each case at a price per share that is equal to the Tender Offer Price, as such number of Class I Common Shares may be reduced in accordance with the proration provisions of the Offer (collectively, the “Shares” and each, individually, a “Share”). SARL is hereby authorized and instructed to record opposite the name of each Seller in Schedule I hereto the number of Shares to be purchased from such Seller pursuant to this Share Purchase Agreement and the terms and conditions of the Offer. As used in this Share Purchase Agreement, the “Offer” means, collectively, the tender offer of SARL, dated September 14, 2005 (the “Tender Offer”), and the shareholder instructions and master signature page accompanying the Tender Offer, including each of the Master Signature Pages attached hereto, and any amendments or supplements thereto.

The Shares shall be sold to SARL together with all rights attaching to them, including without limitation, all dividends, liquidating distributions and other rights and obligations of ownership including but not limited to voting rights (if any) with respect to the Shares.

2.	Purchase Price

The purchase price for the sale of each Share shall be equal to the Tender Offer Price. The purchase price shall be payable in cash promptly after the expiration of the Offer in accordance with the terms and conditions of the Offer on a date to be determined by SARL (the “Transfer Date”).
      3. Transfer of Shares
         3.1     Date of the Transfer of the Shares

The sale and purchase of the Shares shall occur on the Transfer Date. At the Transfer Date, the legal and beneficial ownership in and to the Shares shall pass to SARL together with all rights attaching to them in accordance with Clause 1 above.
         3.2     Transfer Formalities

At the Transfer Date and with effect from the Transfer Date, each Seller shall transfer the legal and beneficial ownership of its Shares to SARL (the “Transfer”). The Transfer shall be perfected by way of entry of the Transfer in the share register of Accenture SCA as soon as reasonably practicable on or after the Transfer Date.

The Sellers and SARL hereby jointly empower any transfer agent and registrar of Accenture SCA to (i) notify the transfer of the Shares to Accenture SCA in accordance with article 40 of the law of 10th August 1915, on commercial companies, as amended, and with article 1690 of the Luxembourg civil code, (ii) record, effective as of the Transfer Date, the transfer of the Shares contemplated by this Share Purchase Agreement in the share register of Accenture SCA and generally, (iii) perform any operation which might be necessary or useful for the performance and the execution of this Share Purchase Agreement.
      4. Representations and Warranties of the Sellers

Each Seller represents and warrants to SARL on and as of the date hereof that (i) such Seller has good and valid title to the Shares to be sold by such Seller, free and clear of all liens, encumbrances, equities or claims (including, without limitation, any mortgage, charge, lien, option, restriction, right of first refusal, third party right or interest, or any other encumbrance, security or preference having a similar effect) other than liens granted in favor of Accenture SCA, its general partner or a subsidiary thereof; and (ii) this Share Purchase Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.
      5. Further Assurances and Assistance

Each Seller shall, from time to time, at the request of SARL, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and take such other action as SARL may reasonably request and as may be reasonably necessary in order to vest in SARL title to and possession and control of the Shares. SARL shall, from time to time, at the request and at the cost and expense of a Seller, take such action as such Seller may reasonably request to assist the Seller in complying with all laws applicable to the consummation of the transactions contemplated by this Share Purchase Agreement.
      6. Interpretation

6.1 Applicable Law

The validity, construction and performance of this Share Purchase Agreement shall be governed by and construed in accordance with the laws of the Grand-Duchy of Luxembourg.

6.2 Effect of Headings

Except with respect to the headings in this Clause 6, the headings to Clauses and subclauses of this Share Purchase Agreement are to facilitate reference only, do not form a part of this Share Purchase Agreement and shall not in any way affect the interpretation hereof.

6.3 Modifications

No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Share Purchase Agreement. No amendment or change hereof or addition hereto shall be effective or binding on any of the parties hereto unless set forth in writing and executed by the respective duly authorized representatives of each of the parties.

6.4 No Waiver

The waiver, express or implied, by any of the parties of any right under this Share Purchase Agreement or of any failure to perform or breach hereof by any other party shall neither constitute nor be deemed to constitute a waiver of any other right hereunder or of any claims or remedies available under applicable law in respect of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.
      7. Counterparts

This Share Purchase Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
      IN WITNESS WHEREOF, the parties have duly executed this Share Purchase Agreement effective as of the day and year first above written.

Accenture International S.à r.l.,
Represented by                     , manager

[Signature Pages of Selling Shareholders Follow]
[Master Signature Page of Each Selling Shareholder to be Attached]

Schedule I

Name of Shareholder	Number of Class I Common Shares Purchased

If you have questions about the Offer, please contact the Information Agent:
Innisfree M&A Incorporated
501 Madison Avenue
19th Floor
New York, New York 10022
United States
U.S. Toll Free Telephone No.: +1 (877) 750-9501
Telephone No. for International Collect Calls: +1 (212) 337-6921
Email Address: info@innisfreema.com
Please deliver your properly completed Master Signature Page to the Tender Agent:
Colbent Corporation
By Electronic Delivery through the Tender Agent’s Website:
http://www.colbent.com/reorg/accenture/login.cfm
By Express Delivery, Mail or Hand Delivery:
161 Bay State Drive
Braintree, Massachusetts 02184
United States
      Delivery of a Master Signature Page by any other means, including transmission via facsimile, or to an address other than the address of the Tender Agent that is set forth above will not constitute valid delivery.
Our Financial Advisor is:
Morgan Stanley